UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 25, 2012

Atlas Financial Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-54627

CAYMAN ISLANDS	27-5466079
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

150 NW POINT BOULEVARD	60007
Elk Grove Village, IL	(Zip Code)
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.       Entry into a Material Definitive Agreement

Agreement to Acquire Camelot Services, Inc.

As of October 25, 2012, Atlas Financial Holdings, Inc. ("Atlas") announced that it has entered into a definitive stock purchase agreement ("SPA") to acquire Camelot Services, Inc. and its sole insurance subsidiary, Gateway Insurance Company (“Gateway”) from Hendricks Holding Company, Inc. for a purchase price of approximately $23 million. The press release has been furnished with this Form as Exhibit 99.1.

The SPA contains customary representations and warranties as well as covenants by each of the parties.  Atlas and Hendricks Holding Company, Inc. each has agreed to indemnify the other for breaches or inaccuracies of representations, warranties, and covenants as well as for certain other specified matters.

The transaction is expected to close January 1, 2013.  The closing of the transaction is subject to receipt of insurance regulatory approvals, continued availability of select senior management, and satisfaction of other customary closing conditions.

The SPA has been filed herewith as Exhibit 10.1, and the description set forth above is qualified in its entirety by the full terms and conditions of the SPA.

Section 9 – Financial Statements and Exhibits

Item 9.01.         Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of October 25, 2012, between Hendricks Holding Company, Inc. and Atlas Financial Holdings
99.1
Press release of Atlas Financial Holdings, Inc., dated October 25, 2012, announcing its agreement to acquire Camelot Services, Inc.(parent company of Gateway Insurance Company).  The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.